Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated December 19, 2014, with respect to the consolidated financial statements of CAMAC Energy Inc. as of December 31, 2013 and 2012, and for each of the two years in the period ended December 31, 2013 included in this current report on Form 8-K. We hereby consent to the incorporation by reference of said report in the Registration Statements of CAMAC Energy Inc. on Form S-3 (File No. 333-163869 and 333-167013) and on Forms S-8 (File No. 333-175294, 333-160737, 333-152061 and 333-194503).

/s/ GRANT THORNTON LLP

Houston, Texas

December 19, 2014